UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2019 and March 13, 2019

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-220997	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue

Suite 800

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Explanatory Note

Starwood Real Estate Income Trust, Inc. (the “Company”) previously filed (1) a Current Report on Form 8-K, dated January 10, 2019, disclosing the acquisition of a U.S.-based select service hotel portfolio (the “Portfolio”) and (2) a Current Report on Form 8-K, dated March 13, 2019, disclosing the acquisition of an interest in a joint venture that acquired the Renaissance Fort Lauderdale Cruise Port Hotel (the “Fort Lauderdale Hotel” and together with the Portfolio, the “Noble Portfolio”). The Portfolio and Fort Lauderdale Hotel acquisitions are related businesses under Rule 3-05(a)(3) of the Securities Exchange Act of 1934, as amended, and therefore are treated as if they are a single business combination.

This Amendment to the Current Report on Form 8-K, dated March 28, 2019, is being filed to provide the required financial statements under Rule 3-05 of Regulation S-X with respect to the Noble Portfolio. Additionally, this report presents the required pro forma financial information reflecting the impact of the Noble Portfolio transaction on the Company. The Company intends to qualify as a real estate investment trust for federal income tax purposes commencing with the taxable year ending December 31, 2019.

The Company’s results with respect to the Noble Portfolio may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

•	Audited combined balance sheets as of December 31, 2018 and 2017, statements of operations, of changes in equity and cash flows for the years then ended, for the Noble Portfolio.

(b)	Pro Forma financial information.

•	Unaudited pro forma condensed combined balance sheet as of December 31, 2018.

•	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018.

Report of Independent Auditors

To the Management of

Noble Investment Management II, LLC and Noble Investment Management III, LLC

We have audited the accompanying combined financial statements of the Noble Portfolio (the “Company”), as defined in footnote 1, which comprise the combined balance sheets as of December 31, 2018 and 2017, and the related combined statements of operations, of changes in equity, and cash flows for the years then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Noble Portfolio as of December 31, 2018 and 2017 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

March 25, 2019

NOBLE PORTFOLIO

COMBINED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
INVESTMENTS IN REAL ESTATE, net	$200,262,741	$207,777,721
CASH AND CASH EQUIVALENTS	4,230,849	3,952,793
RESTRICTED CASH	7,007,660	5,532,804
ACCOUNTS RECEIVABLE, net	1,073,881	1,191,523
OTHER ASSETS, net	1,066,852	1,110,270

Total assets	$213,641,983	$219,565,111

LIABILITIES AND EQUITY
MORTGAGES PAYABLE	$152,946,779	$157,334,640
OTHER LIABILITIES:
Accounts payable and accrued liabilities	4,102,521	4,269,155
Accrued interest payable	532,683	490,964

Total liabilities	157,581,983	162,094,759
COMMITMENTS AND CONTINGENCIES (see Note 10)
MEMBERS’ EQUITY	56,060,000	57,470,352

Total equity	56,060,000	57,470,352

Total liabilities and equity	$213,641,983	$219,565,111

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS

	2018	2017
REVENUES:
Rooms	$53,698,241	$55,157,185
Food and beverage	3,700,008	3,776,683
Other	1,699,508	1,798,955

Total hotel revenues	59,097,757	60,732,823

OPERATING EXPENSES:
Direct hotel expenses:
Rooms	10,913,765	10,811,258
Food and beverage	2,366,374	2,300,308
Other	485,429	491,869
Non-departmental	15,930,103	16,281,709
Property tax, insurance, property management fees and other fixed expenses	5,945,642	6,208,772
Depreciation and amortization	9,043,481	8,916,199

Total operating expenses	44,684,794	45,010,115

OPERATING INCOME	14,412,963	15,722,708
Interest expense	(7,976,727)	(7,642,773)

NET INCOME	$6,436,236	$8,079,935

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENTS OF CHANGES IN EQUITY

TOTAL EQUITY
Balance as of December 31, 2016	$55,427,588
Contributions	5,562,829
Distributions	(11,600,000)
Net income	8,079,935

Balance as of December 31, 2017	57,470,352
Contributions	2,121,412
Distributions	(9,968,000)
Net income	6,436,236

Balance as of December 31, 2018	$56,060,000

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,436,236	$8,079,935
Adjustments to reconcile net income to net cash from operating activities:
Bad debt expense	(78,854)	(77,525)
Amortization of deferred financing costs	378,885	467,312
Depreciation and amortization	9,043,481	8,916,199
Changes in operating assets and liabilities:
Accounts receivable	196,496	215,292
Other assets	12,819	(81,339)
Accounts payable and accrued liabilities	(141,552)	242,002
Accrued interest payable	41,719	19,144

Net cash provided by operating activities	15,889,230	17,781,020

CASH FLOWS FROM INVESTING ACTIVlTIES:
Additions to investments in real estate	(1,522,984)	(1,415,771)
Restricted cash	(1,474,856)	(1,479,215)

Net cash used in investing activities	(2,997,840)	(2,894,986)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	2,121,412	5,562,829
Distributions	(9,968,000)	(11,600,000)
Proceeds from notes payable	—	506,981
Payment of loan costs	(111,074)	(1,565)
Principal payments on notes payable	(4,655,672)	(8,101,535)

Net cash used in financing activities	(12,613,334)	(13,633,290)

NET CHANGE IN CASH AND CASH EQUIVALENTS	278,056	1,252,744
CASH AND CASH EQUIVALENTS, beginning of year	3,952,793	2,700,049

CASH AND CASH EQUIVALENTS, end of year	$4,230,849	$3,952,793

SUPPLEMENTAL DISCLOSURES:
Interest paid	$7,556,126	$7,156,317
NONCASH INVESTING TRANSACTIONS
Accrued capital expenditures	$22,525	$47,607

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION

Affiliates of Noble Investment Group, LLC (“Noble”), a leading lodging and hospitality real estate private equity firm, own nine hotels, through subsidiaries of three funds managed by Noble (the “Funds”). Eight of the hotels are subject to a purchase and sale agreement with SCG Global Holdings, L.L.C., (“Starwood”) a subsidiary of Starwood Capital Operations, L.L.C. Another hotel is subject to a purchase and sale agreement with 17th Street Hotel, LLC, an entity in which a subsidiary of Starwood Capital Operations, L.L.C. has an equity investment.    Collectively, the nine hotels are referred to as the “Noble Portfolio” or the “Company”. The Noble Portfolio consists of 1,293 rooms in five states. A subsidiary of Noble is the manager of each of the Funds. Six of the hotels are managed by McKibbon Hotel Management, Inc. and three of the hotels are managed by Noble-Interstate Management Group, LLC, a subsidiary of Interstate Hotels and Resorts, Inc.

Each of the hotels consists of a real estate entity (the “Realco”) and an operating entity (the “Opco”). The Realco leases the real estate to the Opco. All of the Opcos and Realcos are organized as single member limited liability companies that are owned by the respective Funds and are registered in Delaware. The table below lists the hotel name, location, number of rooms and costs, before depreciation, as of December 31, 2018 and 2017.

			December 31,
Property Name	City, State	Rooms	2018	2017
Residence Inn by Marriott Cleveland	Beechwood, OH	174	$28,588,989	$28,502,604
Hyatt Place Boulder at Depot Square	Boulder, CO	150	28,851,057	28,605,400
Courtyard by Marriott Fort Myers | Gulf Coast Town Center	Fort Myers, FL	134	22,535,076	22,458,205
Springhill Suites By Marriott Fort Myers Airport	Fort Myers, FL	106	12,955,138	12,866,026
Hampton Inn & Suites Knoxville | Turkey Creek	Knoxville, TN	105	13,998,186	13,936,899
Residence Inn by Marriott Little Rock | Downtown	Little Rock, AR	107	20,355,910	20,340,643
Townplace Suites by Marriott Tampa | Westshore	Tampa, FL	121	17,558,561	17,516,590
Residence Inn by Marriott Tampa | Westshore	Tampa, FL	160	34,543,059	34,179,420
Renaissance Fort Lauderdale Cruise Port Hotel	Fort Lauderdale, FL	236	54,331,624	53,813,911

		1,293	$233,717,600	$232,219,698

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of combination

The combined financial statements have been presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments in real estate

The Company allocates the purchase price of properties acquired to tangible assets consisting of land, building, site improvements, furniture, fixtures and equipment and identifiable intangible assets using fair values of each component at the time of the purchase. The Company follows the guidance as outlined in ASC 805-10, Business Combinations, as amended by ASU 2017-01. Under this guidance, acquisitions made by the Company fall within the category of acquired assets rather than acquired businesses.

Real estate investments are carried at depreciated cost net of acquisition costs and net of any reductions for impairment. Acquisition costs are included in the carrying value of real estate investments when the investment is not considered to be a business combination. Expenditures for ordinary repairs and maintenance are expensed as incurred. Significant renovations and improvements, which improve or extend the useful life of the assets, are capitalized.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

Investments in real estate consist of the following:

	2018	2017
Land and improvements	$29,991,697	$29,991,697
Buildings and improvements	176,741,700	175,878,089
Furniture, fixtures and equipment	26,984,203	26,349,912

Total cost	233,717,600	232,219,698
Accumulated depreciation	(33,454,859)	(24,441,977)

Investments in real estate, net	$200,262,741	$207,777,721

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows: buildings and improvements over 39 years; furniture, fixtures and equipment over 6 years; and computer equipment over 4 years. For the years ended December 31, 2018 and 2017, the Company recognized depreciation expense of $9.0 million and $8.9 million per year, respectively.

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less that are not restricted to be cash equivalents. Cash equivalents are placed with reputable institutions and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts.

Restricted cash

FF&E reserves are typically calculated as a percentage of gross revenue and are set aside for the replacement of furniture, fixtures and equipment. The table below summarizes restricted cash as of December 31, 2018 and 2017.

Accounts receivable and related allowance for doubtful accounts

Accounts receivable consist of amounts owed by guests staying in the hotels as of December 31, 2018 and 2017 and amounts due from business customers or groups. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on receivable loss experience, known and inherent credit risks, current economic conditions and other relevant factors including specific reserves for certain accounts. The allowance for doubtful accounts is $11,523 and $65 as of December 31, 2018 and 2017, respectively. Bad debt expense was $78,854 and $77,525 for the years ended December 31, 2018 and 2017, respectively.

Deferred financing costs

Deferred financing costs incurred in connection with the issuance of the notes payable are offset against Notes Payable when incurred and amortized over the contractual lives of the related notes payable using the straight-line method, adjusted for actual prepayments, which approximates the effective interest method. The respective amortization is included in interest expense in the accompanying combined statements of operations.

Deferred franchise fees

The Company amortizes initial payments for franchises using the straight-line method over the lives of the franchise agreements, which range from 7 to 16 years. The respective amortization is included in depreciation and amortization in the accompanying combined statements of operations.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

Inventory

Inventories consist principally of food and beverage products and are stated at the lower of cost (as determined on a first-in, first-out basis) or market value. Inventories are included in other assets in the accompanying combined balance sheets.

Revenue recognition

Revenues include room, food and beverage, and other hotel revenues such as guest telephone charges, equipment rentals, vending income, in-room movie sales, parking and business centers. Revenues from the hotels are recognized when the services are delivered and are recorded net of any sales or occupancy taxes collected from guests.

Non-departmental expenses

Non-departmental expenses include hotel-level general and administrative expenses, advertising and marketing costs, repairs and maintenance, frequent guest programs, franchise fees and utility costs. Non-departmental expenses are expensed as incurred.

Advertising and marketing

Advertising and marketing costs are expensed as incurred or as the advertising takes place. Advertising and marketing costs were $6.9 million and $7.0 million for the years ended December 31, 2018 and 2017, respectively. Included in marketing costs are fees (generally a percentage of room revenue) payable to the franchisor of the hotels.

Income taxes

The Realcos and Opcos are not taxpaying entities and, accordingly, record no federal income taxes, although some Realcos and Opcos are taxed at the state level. The respective Funds are responsible for reporting their share of the Company’s taxable income (loss) on their income tax returns.

Concentration of credit risk

As of December 31, 2018, based on total revenues, the Company’s hotels are concentrated in Florida (63.9%), Colorado (13.5%), Ohio (10.0%), Arkansas (6.6%), and Tennessee (6.0%).

Segment reporting

The Company considers each of its hotels to be an operating segment, none of which meets the threshold for a reportable segment as prescribed by the authoritative accounting guidance. The Company allocates resources and assesses operating performance based on each individual hotel. Additionally, the Company aggregates these individual segments into one segment using the criteria established by the authoritative accounting guidance, including the similarities of its product offering, types of customers and method of providing service.

3. RELATED PARTY TRANSACTIONS

As a standard course of business, Noble purchases property and casualty insurance from third party providers on behalf of the Company’s hotels and incurs other administrative costs. Noble is reimbursed for those direct costs by the Company. The total third-party costs reimbursed to Noble by the Company were $289,432 and $319,227 for the years ended December 31, 2018 and 2017, respectively.

The Company entered into construction management and development agreements with Noble Development Group, LLC, an affiliate of Noble (the “Development affiliate”), for its hotels or construction projects whereby the Development affiliate is responsible for managing, arranging, supervising and coordinating the planning, design, construction and completion of the renovation. Each development agreement provides for payment amounts approved by the Fund’s Advisory Board and are in a contract form approved by the Fund’s Advisory Board. In addition, the Development affiliate employs project managers and other project level employees responsible for supervising and coordinating the hotel renovations and passes the direct costs of these employees through to the Company at cost. Total fees for construction management and development services and amounts reimbursed to the Development affiliate by the Company were $13,014 and $16,670 for the years ended December 31, 2018 and December 31, 2017, respectively.

At December 31, 2018 and December 31, 2017, the amounts due to related parties were $37,416 and $35,569, respectively.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

4. HOTEL MANAGEMENT AGREEMENTS·

The Company has engaged McKibbon Hotel Management, Inc. and Noble-Interstate Management Group, LLC to manage its hotels. The management agreements provide for the payment of base fees (generally based on fixed percentages of the gross revenues of the hotels managed). For the years ended December 31, 2018 and 2017, the Company incurred management fees of $1.9 million each year which are included in property tax, insurance, property management fees and other fixed expenses in the accompanying combined statements of operations. The management agreements have remaining terms ranging from three months to 7 years as of December 31, 2018.

5. RESTRICTED CASH

As of December 31, 2018 and 2017, restricted cash consists of the following:

	2018	2017
Furniture, fixtures and equipment reserve	$6,397,260	$4,810,382
Real estate taxes reserve	523,799	652,101
Insurance reserve	86,601	70,321

	$7,007,660	$5,532,804

The above noted reserves are generally required and controlled by the lenders of the notes payable described in Note 7 and are restricted for specific use. The Company considers all changes in restricted cash to be investing activities in the consolidated statements of cash flows as the cash is invested in interest bearing accounts.

6. OTHER ASSETS

As of December 31, 2018 and 2017, other assets consist of the following:

	2018	2017
Prepaid expenses	$340,271	$343,810
Franchise fees, net	515,137	545,738
Security deposits	125,041	116,771
Inventory	86,404	103,950

	$1,066,853	$1,110,269

7. MORTGAGES PAYABLE

The Company has the following notes payable outstanding as of December 31, 2018 and 2017:

Indebtedness	Maturity Date	Interest Rate	2018	2017
Residence Inn by Marriott Cleveland	2/14/2019	LIBOR + 3.25%	$10,123,540	$11,864,490
Renaissance Fort Lauderdale Cruise Port Hotel	4/27/2019	LIBOR + 3.10%	36,382,157	36,934,745
Hyatt Place Boulder at Depot Square	10/6/2019	LIBOR + 3.15%	23,000,000	24,000,000
Courtyard by Marriott Fort Myers | Gulf Coast Town Center	12/11/2024	4.35%	15,527,250	15,779,000
Springhill Suites By Marriott Fort Myers Airport	12/11/2024	4.35%	8,986,301	9,132,000
Hampton Inn & Suites Knoxville | Turkey Creek	12/11/2024	4.35%	9,726,303	9,884,000
Residence Inn by Marriott Little Rock | Downtown	12/11/2024	4.35%	14,216,502	14,447,000
Townplace Suites by Marriott Tampa | Westshore	12/11/2024	4.35%	12,363,544	12,564,000
Residence Inn by Marriott Tampa | Westshore	12/11/2024	4.35%	23,192,965	23,569,000

			153,518,562	158,174,235
Unamortized loan costs			(571,783)	(839,595)

			$152,946,779	$157,334,640

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

As of December 31, 2018, scheduled principal maturities associated with the notes payable are as follows:

Amount
2019	$70,929,139
2020	1,477,221
2021	1,553,992
2022	1,623,932
2023	1,697,021
Thereafter	76,237,257

$153,518,562

8. NON-DEPARTMENTAL EXPENSES

For the years ended December 31, 2018 and 2017, non-departmental expenses consist of the following:

	2018	2017
Administrative and general	$4,390,884	$4,658,294
Franchise fees	4,070,640	4,157,756
Sales and marketing	2,779,678	2,843,885
Repairs and maintenance	2,063,238	1,974,318
Utilities	1,857,216	1,861,052
Information and telecommunications	768,447	786,404

	$15,930,103	$16,281,709

9. PROPERTY TAX, INSURANCE, PROPERTY MANAGEMENT FEES AND OTHER FIXED EXPENSES

For the years ended December 31, 2018 and 2017, property tax, insurance, property management fees and other fixed expenses consists of the following:

	2018	2017
Property tax	$3,340,839	$3,338,721
Insurance	606,344	652,391
Property management fees	1,874,136	1,938,541
Other fixed expenses	124,323	279,119

	$5,945,642	$6,208,772

10. COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings and disputes arising in the ordinary course of business. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position or continuing operations of the Company.

As of December 31, 2018, all of the hotels are operated under franchise agreements and are licensed as Residence Inn (3 hotels), Courtyard, Hampton Inn, Hyatt Place, Townplace Suites, Springhill Suites and Renaissance.

The franchise agreements generally require the payment of fees based on a percentage of hotel room revenue. Under the franchise agreements, the Company is periodically required to make capital improvements to the hotels in order for them to meet the franchisors’ brand standards. Additionally, under certain loan covenants, the Company is obligated to fund a percentage of total hotel revenues to a separate room renovation account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company maintains property insurance coverage for catastrophic losses such as hurricanes, earthquakes or floods. For such catastrophic losses, the Company may have higher deductibles or increased self-insurance risk if certain criteria are met, ultimately increasing the potential risk of loss.

11. SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 25, 2019, the date which the financial statements were available to be issued.

In January, eight of the nine hotels were sold for a combined price of $229.0 million and on March 13, 2019, the Renaissance Fort Lauderdale Cruise Port hotel sold for $66.4 million. The mortgage notes payable were repaid upon sale. Details of the sales are summarized in the table below.

Property Name	City, State	Date	Rooms	Price
Residence Inn by Marriott Tampa | Westshore	Tampa, FL	January 10, 2019	160	$44,500,000
Courtyard by Marriott Fort Myers | Gulf Coast Town Center	Fort Myers, FL	January 10, 2019	134	31,000,000
Residence Inn by Marriott Little Rock | Downtown	Little Rock, AR	January 10, 2019	107	21,500,000
Hampton Inn & Suites Knoxville | Turkey Creek	Knoxville, TN	January 10, 2019	105	16,500,000
Townplace Suites by Marriott Tampa | Westshore	Tampa, FL	January 11, 2019	121	24,000,000
Springhill Suites By Marriott Fort Myers Airport	Fort Myers, FL	January 11, 2019	106	14,500,000
Hyatt Place Boulder at Depot Square	Boulder, CO	January 15, 2019	150	52,500,000
Residence Inn by Marriott Cleveland	Beechwood, OH	January 15, 2019	174	24,500,000
Renaissance Fort Lauderdale Cruise Port Hotel	Fort Lauderdale, FL	March 13, 2019	236	66,365,000

			1,293	$295,365,000

Starwood Real Estate Income Trust, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2018

($ in thousands)

	Starwood Real Estate Income Trust, Inc. Historical	Noble Portfolio	Pro Forma Adjustments (Note 4)		Pro Forma Starwood Real Estate Income Trust, Inc.
ASSETS
Investments in real estate, net	$—	$200,263	$29,510	(a)	$229,773
Investment in unconsolidated subsidiary	—	—	12,525	(b)	12,525
Cash and cash equivalents	164,021	4,231	(111,029	)(c)	40,467
			(13,903	)(d)

			(2,853	)(e)

Restricted cash	900	7,008	1,446	(e)	9,354
Accounts receivable, net	—	1,074	(972	)(e)	102
Other assets	42	1,066	1,578	(e)	2,686

Total assets	$164,963	$213,642	$(83,698)		$294,907

LIABILITIES AND EQUITY
Debt obligations, net	$—	$152,947	$(23,610	)(f)	$129,337
Accounts payable, accrued expenses and other liabilities	1,087	4,102	(3,845	)(e)	1,343
Accrued interest payable	—	533	(182	)(e)	351
Due to affiliates	16,754	—	—		16,754

Total liabilities	17,841	157,582	(27,638)		147,785
Commitments and contingencies
Members’ Equity	—	56,060	(56,060	)(c)	—
Shareholders’ Equity
Preferred stock	—	—	—		—
Common stock - Class T shares	—	—	—		—
Common stock - Class S shares	66	—	—		66
Common stock - Class D shares	—	—	—		—
Common stock - Class I shares	15	—	—		15
Additional paid-in capital	148,770	—	—		148,770
Accumulated deficit	(1,729)	—	—		(1,729)

Total equity	147,122	56,060	(56,060)		147,122

Total liabilities and equity	$164,963	$213,642	$(83,698)		$294,907

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Starwood Real Estate Income Trust, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

(in thousands, except share and per share amounts)

	Starwood Real Estate Income Trust, Inc. Historical	Noble Portfolio	Pro Forma Adjustments (Note 4)		Pro Forma Starwood Real Estate Income Trust, Inc.
Hotel revenues
Rooms	$—	$53,698	$(12,672	) (g)	$41,026
Food and beverage	—	3,700	(2,835	) (g)	865
Other	—	1,700	(778	) (g)	922

Total hotel revenues	—	59,098	(16,285)		42,813

Operating expenses
Direct hotel expenses:
Rooms	—	10,914	(2,882	) (g)	8,032
Food and beverage	—	2,366	(1,848	) (g)	518
Other	—	486	(117	) (g)	369
Non-departmental	—	15,930	(4,437	) (h)	11,493
Property tax, insurance, property management fees and other fixed expenses	—	5,946	(1,443	) (i)	4,503
Depreciation and amortization	—	9,043	(1,331	) (j)	7,712

Total hotel expenses	—	44,685	(12,058)		32,627

Other operating expenses
General and administrative expenses	1,745	—	—		1,745
Management fee	—	—	1,538	(k)	1,538
Performance participation accrual			1,150	(l)	1,150

Total other operating expenses	1,745	—	2,688		4,433

Operating income (loss)	(1,745)	14,413	(6,915)		5,753

Interest income	52	—	—		52
Interest expense	—	(7,977)	1,338	(m)	(6,639)
Equity in earnings of investment in unconsolidated subsidiary	—	—	827	(n)	827
Other income (expense)	—	—	(247	) (o)	(247)

Net (loss) income	$(1,693)	$6,436	$(4,997)		$(254)

Net loss per share of common stock - basic and diluted	$(6.59)				$(0.03)

Weighted average shares of common stock outstanding - basic and diluted	256,787				8,198,838 (p)

See accompanying notes to unaudited pro forma condensed consolidated financial statements

STARWOOD REAL ESTATE INCOME TRUST, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma condensed combined balance sheet as of December 31, 2018 of Starwood Real Estate Income Trust, Inc. (“we,” “our” or the “Company”) has been prepared as if the significant transactions during the first quarter of 2019 (as described herein) had occurred as of December 31, 2018. Our pro forma condensed combined statement of operations for the year ended December 31, 2018 has been prepared based on our historical financial statements as if the significant transactions during the first quarter of 2019 had occurred on January 1, 2018. Pro forma adjustments are intended to reflect what the effect would have been on amounts that have been recorded in our historical combined statement of operations had we held our ownership interest as of January 1, 2018 for the significant transactions during the first quarter of 2019.

The pro forma condensed combined financial information as of and for the year ended December 31, 2018 should be read in conjunction with our historical combined financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2018. The pro forma information is not necessarily indicative of our financial condition had the significant transactions occurred on December 31, 2018, or our results of operations had the significant transactions occurred on January 1, 2018, nor are they necessarily indicative of our financial position, cash flows or results of operations of future periods. In addition, the provisional accounting is preliminary and therefore subject to change. Any such changes could have a material effect on the pro forma condensed combined financial information.

STARWOOD REAL ESTATE INCOME TRUST, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2018 combines our historical consolidated balance sheet with the historical combined balance sheet of the Noble Portfolio and has been prepared as if the acquisition of the Noble Portfolio occurred on December 31, 2018. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 combines our historical combined statement of operations with the Noble Portfolio historical consolidated statement of operations and has been prepared as if the acquisition of the Noble Portfolio occurred on January 1, 2018.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial conditions and results of operations of the combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2. Significant transactions

On each of January 10, 2019, January 11, 2019 and January 15, 2019, the Company acquired a 100% interest in hotel properties which together comprise a U.S.-based select service hotel portfolio (the “Portfolio”) from Noble Investment Group (the “Seller”), net of assumed liabilities totaling $111.0 million, net of assumed cash. The Portfolio is a fully renovated, premium-branded, stable select service portfolio totaling 1,057 hotel rooms, comprised of eight hotels located primarily in Florida and Colorado.

The Company assumed six, non-recourse mortgage loans from the Seller with a total outstanding principal balance of $83.9 million. These loans all mature in December 2024 and have a fixed interest rate of 4.35%. The loan agreements for these six loans require monthly payments of principal and interest.

In addition, the Company obtained a non-recourse mortgage loan collateralized by two of the select service hotels in the amount of $47.9 million. The loan is interest only and has a maturity date of February 2021 and has a floating interest rate based on the London Interbank Offered rate plus 2.70%, which is subject to an interest rate cap. The Company incurred $0.6 million and $0.7 million of deferred financing costs and interest rate cap costs, respectively, related to this loan. Such amounts are included in debt obligations, net and other assets, respectively in the unaudited pro forma condensed combined balance sheet as of December 31, 2018.

Additionally, on March 13, 2019 the Company entered into a joint venture with affiliates of Dovehill Capital Management (“Dovehill”), to acquire the Renaissance Fort Lauderdale Cruise Port Hotel (the “Property”), a 236-room hotel located in Fort Lauderdale, Florida. Following the acquisition of the Property by the joint venture from affiliates of Noble Investment Group, the Company owns a position in the Property for which it paid approximately $12.5 million, including closing costs and received an approximately 43% interest in the joint venture. The Company’s investment was funded by cash and the acquisition of the Property by the joint venture was funded with cash and new property-level indebtedness. The Portfolio and the Property, (collectively comprise the “Noble Portfolio”).

STARWOOD REAL ESTATE INCOME TRUST, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

Note 3. Preliminary purchase consideration and related allocation—Portfolio

The following table summarizes the components of the purchase price for the acquisition of the Portfolio ($ in thousands):

Cash consideration, net of cash acquired of $0.7 million	$111,029

Assumed debt (6 hotels)	82,575

New financing (2 hotels)	47,948

Total purchase consideration	$241,551

The following table summarizes the preliminary allocation of the estimated purchase price to the net assets acquired based on their fair value on the date of acquisition ($ in thousands):

Total purchase consideration	$241,551

Net assets acquired

Working capital, net	11,779

Investments in real estate, net	229,772

Total net assets acquired	$241,551

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and pro forma statement of operations. The final purchase price allocation will be determined within the allowable measurement period which is no greater than one year from the acquisition. Upon completion of the fair value assessment, the final purchase price allocation may differ from the preliminary assessment outlined above. Any changes to the preliminary estimates of the fair value of the assets acquired and liabilities assumed will be recorded as adjustments to those assets and liabilities.

Note 4. Pro forma adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information. The pro forma adjustments are based on preliminary estimates and assumptions and are subject to change.

Balance Sheet

(a)

Reflects the adjustment to the Noble Portfolio historical investments in real estate, net based upon purchase price, acquisition costs, and other purchase accounting adjustments. The following table summarizes the estimated allocations of the acquired investments in real estate, net and their estimated useful lives ($ in thousands):

STARWOOD REAL ESTATE INCOME TRUST, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

	Estimated Purchase Price Allocations	Estimated Useful Life in Years	Annual Depreciation
Land	$37,888	—	$—
Land improvements	4,508	15	301
Building and building improvements	164,905	40	4,123
Furniture, fixtures and equipment	22,471	7	3,210

	$229,772		$7,633
Less: Noble Portfolio historical net book value	(200,263)

Pro forma adjustment to investments in real estate, net	$29,510

(b)	Reflects the joint venture contribution made (see Note 2) to acquire an interest in the Property.

(c)	Reflects the purchase consideration (see Note 3) that we paid to the Seller for the Portfolio and the elimination of the Noble Portfolio historical equity.

(d)	Reflects the joint venture contribution made (see Note 2) as well as the elimination of the cash balance relating to the Property, resulting from the deconsolidation of this asset.

(e)	Represents adjustments to record the fair value of acquired working capital and the elimination of working capital balances, resulting from the deconsolidation of the Property.

(f)

Reflects the new financing utilized in the acquisition, encumbering two of the hotels. Six existing mortgage loans included in the Noble Portfolio’s historical financial statements were assumed. The outstanding debt relating to of the two Portfolio loans as well as the pre-existing debt encumbering the Property were not assumed and are therefore included as part of the pro forma adjustment. The net change to debt obligations, net is as follows ($ in thousands):

Issuance of new debt, net of financing costs	$47,376

Decrease for existing Noble Portfolio debt not assumed	(69,506)

Adjustment to assumed debt for new financing costs and debt discount	(1,480)

Pro forma adjustment to debt	$(23,610)

Statement of Operations

(g)	Represents adjustments to eliminate revenues and expenses of the Property, resulting from its deconsolidation.

(h)

Reflects the adjustment to Non-departmental expenses resulting from the change in franchise fees for new agreements entered into by the Company as well as the elimination of all Non-departmental expenses of the Property resulting from its deconsolidation.

For the Year Ended December 31, 2018
($ in thousands)
Non-departmental expenses
Historical for the Noble Portfolio (8 hotels)	$3,244
As adjusted (for eight 100% owned hotels) post acquisition	3,191

Pro forma adjustment required - Franchise fees	$(52)
Elimination of all Non-departmental expenses for the Property	(4,385)

Total pro forma adjustment to Non-departmental expenses	$(4,437)

STARWOOD REAL ESTATE INCOME TRUST, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(i)

Reflects the adjustment to Property tax, insurance, property management fees and other fixed expenses, resulting from the Company’s execution of new property management agreements as well as the elimination of all Property tax, insurance, property management fees and other fixed expenses of the property, resulting from its deconsolidation.

For the Year Ended December 31, 2018
($ in thousands)
Property tax, insurance, property management fees and other expenses
Historical for the Noble Portfolio (8 hotels)	$1,390
As adjusted (for eight 100% owned hotels) post acquisition	1,390

Pro forma adjustment required - Property management fees	$—
Elimination of all property tax, insurance, property management fees and other expenses for the Property	(1,443)

Total pro forma adjustment	$(1,443)

(j)	Reflects the net decrease to depreciation and amortization resulting from the estimated fair values of investments in real estate and execution of new franchise agreements ($ in thousands):

For the Year Ended December 31, 2018
($ in thousands)
Depreciation and amortization expenses
Historical depreciation for the Noble Portfolio (8 hotels)	$6,816
Depreciation as adjusted (for eight 100% owned hotels) post acquisition	7,633
Pro forma adjustment required - Depreciation	$817

Historical amortization for the Noble Portfolio (8 hotels)	26
Amortization as adjusted (for eight hotels) post acquisition	80

Pro forma adjustment required - Amortization	54

Elimination of all Depreciation and amortization for the Property	(2,201)

Total pro forma adjustment to Depreciation and amortization	$(1,331)

(k)

The Company pays its’ advisor a management fee equal to 1.25% of NAV per annum, payable monthly. Pro forma adjustments for such fees are reflected in the accompanying pro forma condensed combined statement of operations in order to reflect what the fee would have been had the acquisitions outlined above occurred on January 1, 2018. Because the Company waived its management fee for the first three months following escrow break, such pro forma adjustment includes nine months of management fees.

(l)	Reflects the adjustment to interest expense as follows ($ in thousands):

Interest expense on new $47.9 million floating rate financing (2 hotels)	$(2,591)
Interest expense on assumed debt (6 hotels) with restart of amortization	(4,047)
Less: Noble Portfolio historical interest expense (1)	7,977

Pro forma adjustment to interest expense	$1,338

(1)	Includes the interest expense relating to the Property.

(m)	Reflects a performance participation interest held by an affiliate of the Company’s advisor, and represents 12.5% above a 5% IRR hurdle.

(n)

Reflects the Company’s estimate of equity in earnings for its joint venture investment in the Property. The historical amounts have first been adjusted to reflect changes resulting from the Company’s acquisition and assumed ownership of the Property ($ in thousands):

STARWOOD REAL ESTATE INCOME TRUST, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

Hotel revenues	Historical For the Year December 31, 2018	Adjustments		Adjusted Amounts
Rooms	$12,672	—		$12,672
Food and beverage	2,835	—		2,835
Other	778	—		778

Total hotel revenues	16,285	—		16,285

Operating expenses
Direct hotel expenses:
Rooms	2,882	—		2,882
Food and beverage	1,848	—		1,848
Other	117	—		117
Non-departmental	4,385	(193	)(1)	4,192
Property tax, insurance, property management fees and other fixed expenses	1,443	4	(2)	1,448
Depreciation and amortization	2,201	(513	)(3)	1,688

Total hotel expenses	12,876	(702)		12,173
Interest expense	2,258	(151	)(4)	2,107
Other expenses	—	(63	)(5)	(63)

Net Income—Renaissance Hotel at 100%	$1,151	$790		$1,941
SREIT Ownership interest in Property joint venture				42.6%
Pro forma adjustment—equity in earnings of unconsolidated subsidiary				$827

		($ in thousands)
(1)
	Historical franchise fees	827
	Revised franchise fees under new agreement	634

	Pro forma adjustment required	(193)
(2)
	Historical property management fees	484
	Revised property mgmt under new agreement	489

	Pro forma adjustment required	4
(3)
	Historical depreciation expense	2,197
	Revised depreciation expense based on new purchase price	1,681

	Pro forma adjustment required	(516)

	Historical franchise fee amortization	5
	Revised franchise fee amortization based on new fees incurred	8

	Pro forma adjustment required	3
(4)
	Historical interest expense	2,258
	Revised interest expense based on new financing	2,107

	Pro forma adjustment required	(151)
(5)
	Historical tax expense	—
	Revised tax expense based on new structure	63

	Pro forma adjustment required	63

(o)	Represents the estimated federal and state income tax effects resulting from the Company’s utilization of taxable REIT subsidiaries.

STARWOOD REAL ESTATE INCOME TRUST, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(p)

For purposes of the pro forma statement of operations and the related earnings per share calculation, the Company has assumed all shares issued during 2018 in its’ historical financial statements were issued and outstanding as of January 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: March 28, 2019	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary